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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

COMPANY                    STATE OF ORGANIZATION              PARENT COMPANY
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YMLS, Inc.                       Nevada            HomeSeekers.com, Incorporated

XMLS, LLC                        Nevada            HomeSeekers.com, Incorporated

RealEstateForms.com, Inc.        Nevada            HomeSeekers.com, Incorporated

Foreclosureseekers.com, LLC      Nevada            HomeSeekers.com, Incorporated

Home Seekers Magazines, Inc.     Idaho             HomeSeekers.com, Incorporated

Realtyseekers International,
   LLC                           Nevada            HomeSeekers.com, Incorporated

Visual Listings, Inc.            California        HomeSeekers.com, Incorporated

Holloway Publications, Inc.      Indiana           HomeSeekers.com, Incorporated

IRIS, LLC                        California        HomeSeekers.com, Incorporated